Exhibit 99.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. SUBJECT TO THE TERMS HEREOF, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON SHARES

of

MARVELL TECHNOLOGY GROUP LTD.

Dated as of June 5, 2019 (the “Issue Date”)

Void after the date specified in Section 9

No. W-1	Warrant to Purchase
9,000,000 Common Shares (subject to adjustment)

THIS CERTIFIES THAT, for value received, Arm Limited (“ARM”), or its registered assign(s) (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Marvell Technology Group , a Bermuda exempted company (the “Company”), nine million (9,000,000) (subject to adjustment pursuant hereto) of the Company’s common shares (the “Common Shares”), $0.002 par value per share, at such time and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange herefor as provided herein. The term “Underlying Shares” as used herein shall mean the gross number of shares issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms hereof. This Warrant is issued in connection with the transactions described in the Collaboration Agreement dated as of the date hereof, between the Company’s subsidiary Marvell International Ltd. (“Marvell”) and ARM (the “Collaboration Agreement”). This Warrant shall become effective upon receipt of CFIUS Clearance.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.	Number and Price of Underlying Shares; Exercise Period.

(a) Number of Underlying Shares. The Holder shall have the right to purchase up to nine million (9,000,000) Common Shares, subject to the vesting provisions set forth in Section 4, subject to the provisions of Section 3, and subject to any other adjustment provided for herein.

(b) Exercise Price. The exercise price per Common Share shall be equal to $22.63, subject to adjustment pursuant hereto (the “Exercise Price”).

(c) Exercise Period. This Warrant shall be exercisable, solely to the extent vested, in whole, but not in part, at any time prior to the expiration of this Warrant as set forth in Section 9.

2.	Definitions. For purposes of this Warrant:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“ARM Server Business Revenue” means the net amount of revenue of the Company attributable to ARM Server Products, as recognized by the Company in accordance with US generally accepted accounting principles applied in accordance with the Company’s then-existing corporate policies. For the avoidance of doubt, ARM Server Business Revenue shall not include any revenue associated with any products of the Company and its subsidiaries (other than ARM Server Products) sold into servers or sold or bundled with the sale of, ARM Server Products, even if such products are designed into the same server systems as the ARM Server Products. ARM Server Business Revenue shall, however, include any revenue attributable to ARM Server Products even if such ARM Server Products are sold into market segments other than servers.

“ARM Server Products” means all ThunderX2, Thunder X3, and Thunder X4 server processor products designed by or for Marvell and/or Marvell Affiliates, including any variations, extensions, future versions or derivatives of any of the foregoing that are designed for the server processor market (including, but not limited to, the hyperscale and high performance computing segments thereof), sold by the Company directly or through resellers, distributors or other intermediaries, until the latest to occur of the following: (a) expiration or termination of the Collaboration Agreement and (b) expiration or termination of this Warrant. For the avoidance of doubt, the term ARM Server Products excludes any other products of the Company or its subsidiaries not designed for the server processor market, even if such products incorporate ARM processors and even if such ARM processors may also be used in ARM Server Products, including without limitation, Octeon multi-core embedded processors, Octeon Fusion baseband processors, Liquid IO smart NICs, Nitrox security processors and artificial intelligence accelerators.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“CFIUS Clearance” shall have the meaning given to it in the Collaboration Agreement.

“CFIUS Notice” shall have the meaning given to it in the Collaboration Agreement.

“Change of Control” means, with respect to any Person (x) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that a third party or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of such Person entitled to vote generally in elections of directors of such Person, or more than 50% of the total equity value of such Person or (y) a sale or other transfer to one or more third parties of all or substantially all of the assets of such Person in a transaction or series of transactions.

“Control (and its derivatives)” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities (or other ownership interest), as trustee or executor, by contract or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, any national or state government or any agency or political subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“SEC” means the Securities and Exchange Commission.

“Securities” means this Warrant and the Common Shares issued upon exercise of this Warrant.

“Transfer” means (i) any direct or indirect sale, lease, assignment, encumbrance, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, disposition or other transfer (by operation of law or otherwise), of this Warrant or (ii) to enter into any derivative instrument, swap or any other contract, agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of this Warrant, whether any such derivative instrument, swap, contract, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

3.	Exercise of the Warrant.

(a)	Exercise.

(i) Notice of Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole but not in part, in accordance with Section 1, by the tender to the Company pursuant to Section 13(e) hereof of a notice of exercise substantially in the form of Exhibit A (the “Notice of Exercise”) duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant. Such Notice of Exercise may only be delivered and shall only be valid if (i) this Warrant has vested in accordance with Section 4 and (ii) the Expiration Date has not occurred prior to the Exercise Date.

Notwithstanding the foregoing, if this Warrant has vested in accordance with Section 4 and the Volume-Weighted Average Price is greater than the Exercise Price as of the Trading Day immediately prior to the consummation of a Change of Control of the Company (such date, if any, the “Automatic Exercise Date”), then the Warrant shall be deemed to have been automatically exercised on the Automatic Exercise Date. As used herein, “Exercise Date” means an Automatic Exercise Date or the date a properly completed and executed Notice of Exercise, together with this Warrant, are surrendered for exercise as provided in this Section 3(a). On the Exercise Date, the Company will calculate the Net Payment Amount of the Warrant. Within three (3) Business Days after the Exercise Date, the Company will notify the Holder of the Net Payment Amount and to what extent the Company will settle the Net Payment Amount in Common Shares pursuant to Section 3(b) (or other consideration permitted thereby) and to what extent the Company will settle the Net Payment Amount in cash pursuant to Section 3(c). In the event that the Net Payment Amount on the Exercise Date is zero or less than zero, then this Warrant shall be automatically canceled and be of no further force and effect, and no payment shall be due in respect of such cancellation.

(ii) Net Payment Amount. The Net Payment Amount means a dollar value computed using the following formula:

X	=	Y × (A - B)

Where:

X	=	The Net Payment Amount

Y	=	The number of Underlying Shares under this Warrant

A	=	The Volume-Weighted Average Price

B	=	The Exercise Price as of the Exercise Date

(iii) Cap On Value. In no event shall Net Payment Amount exceed an aggregate value of Two Hundred and Ten Million Dollars ($210,000,000) (the “Value Cap”). To the extent that the Net Payment Amount would exceed the Value Cap then the Net Payment Amount shall equal the Value Cap, and the Holder shall not have any right to any additional payment or have any right to acquire any Common Shares pursuant to this Warrant in excess of such Value Cap.

(iv) Volume Weighted Average Price. For purposes of the calculation above, the “Volume-Weighted Average Price” means the volume-weighted average sale price of a Common Share on The Nasdaq Global Select Market (or other national securities exchange on which the Common Shares are then listed) for the fifteen (15) Trading Days immediately preceding, and excluding, the Exercise Date, as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service as determined by the Company. If the Volume-Weighted Average Price cannot be calculated on such date in the manner provided above, the “Volume-Weighted Average Price” shall be the fair market value (i.e., the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts) of a share of Common Shares as determined in good faith by the Company’s Board of Directors; provided that the Company shall give the Holder prompt written notice of any such determination, together with reasonable data and documentation to support such determination.

(v) Trading Day. As used herein, “Trading Day” means any day on which trading in the Common Shares generally occurs on the principal national securities exchange on which the Common Shares is then listed.

(b) Net Share or Other Settlement. The Company, in its sole discretion, may choose to satisfy all or any portion of the Net Payment Amount by delivery of a number of Common Shares equal to (A) the dollar amount of the Net Payment Amount to be settled with Common Shares divided by (B) the Volume Average Weighed Price. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of any fractional share which the Holder would otherwise receive pursuant to this Section 3(b), the Company shall make a cash payment equal to the Volume Weighted Average Price multiplied by such fraction.

(c) Net Cash Settlement. The Company, in its sole discretion, may choose to satisfy all or any portion of the Net Payment Amount in cash. Payment of any such cash shall be made by certified or official bank check or checks or wire transfer of immediately available funds. Under no circumstances will the Company be required to settle all or any portion of this Warrant by cash settlement.

(d) Common Shares Issued. The rights under this Warrant shall be deemed to have been exercised and any Common Shares to be issued upon such exercise shall be deemed to have been issued immediately prior to the close of business on the relevant Exercise Date, and the person entitled to receive the Common Shares issued upon such exercise shall be treated for all purposes as the holder of record of such Common Shares as of the close of business on such date.

(e) Reservation of Shares. During the term the rights under this Warrant are exercisable, the Company agrees to take all action necessary to reserve and keep available from its authorized and unissued Common Shares for the purpose of effecting the exercise of this Warrant such number of shares as shall from time to time be sufficient to effect the exercise in full of the rights under this Warrant; and if at any time the number of authorized but unissued Common Shares shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Holder, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued Common Shares to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all Common Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable.

(f) Delivery of Net Payment Amount. Subject to applicable tax withholding, the Company will deliver the Common Shares (or other consideration contemplated by Section 3(b)), cash or combination thereof due upon exercise of this Warrant promptly but in no event later than the fifth (5th) Business Day after the Exercise Date. Any Common Shares to be delivered upon exercise hereof will be delivered in accordance with the instructions provided by the Holder in book-entry form, if then permitted by the rules of the Depositary Trust Company, otherwise in certificated form, subject to the terms hereof. Notwithstanding anything in this Warrant to the contrary, if the Common Shares issued upon exercise of this Warrant are delivered in book-entry form, any reference in this Warrant to any certificate evidencing such Common Shares shall be deemed to be a reference to the book entry for such Common Shares.

(g) Certain Expenses. Each of the Company and the Holder shall pay all of its expenses in connection with the negotiation and exercise of this Warrant or the issue or delivery of the Net Payment Amount. Any expenses incurred in connection with the transfer of this Warrant if the Company consents to such Transfer or such Transfer is otherwise permitted in accordance with Section 6 below shall be borne by the Holder. Any taxes incurred in connection with the exercise of this Warrant shall be borne by the Holder.

4.	Vesting of the Warrant; Reports and Calculations.

(a) Vesting of the Warrant. The Warrant shall vest and shall become exercisable only on and after the last day of the Company’s fiscal quarter in which each of the following conditions has been satisfied: (1) CFIUS Clearance has been received, (2) all amounts payable by the Holder under (A) the Collaboration Agreement and (B) the Collaboration Agreement dated November 1, 2018 between ARM and Marvell, have been fully paid through the end of their full terms, and (3) the Company shall have achieved an aggregate total of five hundred million dollars ($500,000,000) of ARM Server Business Revenue over four consecutive fiscal quarters, provided that such four consecutive fiscal quarters must occur within the period commencing with the first full fiscal quarter commencing after the date hereof and ending on the last day of the last full fiscal quarter occurring prior to the Expiration Date.

(b) Reports and Calculations.

(i) The Company shall provide the Holder with a quarterly report of (i) historical ARM Server Business Revenue as soon as reasonably practical after the accounting close completed in accordance with the end of the Company’s first, second, third and fourth fiscal quarter until the earlier of (x) this Warrant having vested pursuant to Section 4(a) and (y) the Expiration Date (the “Reporting Period”) and (ii) projections of the ARM Server Business Revenue from the date of such report until the seventh anniversary date of this Warrant as soon as reasonably practicable after the accounting close at the end of such fiscal quarter solely to allow the Holder to internally account for this Warrant. Such reports shall include reasonable back-up and evidence as necessary for verification of ARM Server Business Revenue reported in such report.

(ii) During the Reporting Period, the Company shall, with reasonable prior notice, permit the Holder and any of its representatives, during the Company’s normal business hours, at the Holder’s expense, to examine the books of account, records, reports and other papers of the Company related to the ARM Server Business Revenue, and to make copies and extracts therefrom (each, an “Examination”). The Examinations contemplated by this Section 4(b)(ii) may occur no more frequently than twice during any 12-month period unless the Holder has delivered a Statement of Disagreement pursuant to Section 4(b)(iii) that resulted in an Adjustment to a quarterly report, in which case the Holder may have one additional examination right for each Examination that resulted in an Adjustment. Notwithstanding anything to the contrary herein, the Company shall not be required to provide any information that the Company has determined in good faith should not be provided in order to (x) comply with any applicable Law, (y) preserve any applicable privilege (including the attorney-client privilege), or (z) comply with any contractual confidentiality obligations. For the avoidance of doubt, any information provided to the Holder or any of its representatives in such reports or in connection with such examination (A) shall be subject to the Holder’s confidentiality obligations in the Collaboration Agreement and (B) prior to the receipt of CFIUS Clearance, shall be strictly limited to financial information, and shall not contain any material non-public technical information as defined in 31 C.F.R. Part 801. The Holder acknowledges and understands that federal securities law may restrict the Holder from pledging, selling, hedging, contracting to sell, short-selling, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right, or warrant to purchase or otherwise hypothecating transferring for value, directly or indirectly, any securities of the Company while in possession of material non-public information regarding the Company.

(iii) In the event that the Holder identifies a material inaccuracy in the historical ARM Server Business Revenue reported in any quarterly report delivered pursuant to Section 4(b)(i), the Holder shall provide a written notice to the Company, providing reasonable detail regarding its calculation of ARM Server Business Revenue for the applicable period and the items it has identified as inaccuracies (a “Statement of Disagreement”). For the avoidance of doubt, any projections of ARM Server Business Revenue shall not be subject to objection by the Holder or its representatives, and the Company shall not have any liability to the Holder or any other person for any failure to meet any such projections in any manner or for any reason. The Holder and the Company shall meet to discuss the Statement of Disagreement. If the Holder and the Company agree to any matter raised in a Statement of Disagreement, such agreement shall be reflected in a written agreement binding on the Holder and the Company and, if such agreement results in an agreed change to the amount of ARM Server Business Revenue for a particular period compared to the amount shown in the Company’s report for such period, such amount shall be referred to as an “Agreed Adjustment.” If the Holder and the Company fail to reach an agreement with respect to all of the matters set forth in a Statement of Disagreement within 45 days after the Holder’s delivery thereof, then any amounts remaining in dispute (“Disputed Items”) shall be submitted for resolution to a mutually agreed major international accounting firm of independent certified public accountants (which shall not be the independent auditor of the Company or the Holder) (the “Independent Accountants”) and the Holder and the Company shall each instruct the Independent Accountants to resolve, as promptly as practicable but in any event within thirty (30) days after such submission, the Disputed Items in accordance with this Section 4(b)(iii). Aggregate fees incurred by such Independent Accountants shall be paid half by the Company (50%) and half by Holder (50%). Resorting to the Independent Accountants as provided in this Section 4(b)(iii) shall be the only recourse and remedy of, the parties against one another with respect to, disputes regarding the calculation of ARM Service Business Revenue, and neither the Holder nor the Company shall be entitled to seek recovery of any attorneys’ fees or other professional fees incurred by such party or its Affiliates in connection with any dispute governed by this Section 4(b)(iii). The Independent Accountants shall limit its review to the Disputed Items submitted to the Independent Accountants for resolution (basing its determination solely on the statements submitted by the Holder and the Company), and shall be instructed not to otherwise investigate matters independently. The Independent Accountants shall not be permitted to propose its own calculations to resolve any Disputed Item. Instead, the Independent Accountants must select either the calculation of such item as proposed by the Holder or the Company (i.e., baseball arbitration). The Independent Accountants shall reflect its decision regarding any Disputed Items in a written notice to the Holder and the Company, along with a statement of the ARM Server Business Revenue for the applicable period calculated in light of its decision regarding any Disputed Items, which notice shall be final and binding on the Holder and the Company. If the amount of ARM Server Business Revenue for an applicable period as reflected in a notice from the Independent Accountants is different than the ARM Server Business Revenue set forth in the Company’s quarterly report for such period, it shall be referred to as a “Calculated Adjustment” and, together with any Agreed Adjustment, an “Adjustment”) and such Adjustment shall be deemed to update the calculation of the Arm Server Business Revenue accordingly.

5. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the expense of the Holder (to the extent any out-of-pocket expenses have arisen in connection therewith), shall promptly execute and deliver, in lieu of this Warrant, a new warrant identical to this Warrant.

6. Restrictions on Transfer of the Warrant. The Holder may not Transfer this Warrant without the prior written approval of the Company, which shall be in the sole and absolute discretion of the Company. Any attempt to Transfer by the Holder without such prior written approval of the Company shall be void. Notwithstanding the foregoing, the Holder may assign this Warrant (x) to any acquiror of the Holder in a Change of Control, so long as such acquiror has also assumed the Collaboration Agreement or (y) to an Affiliate of the Holder, so long as the Holder is at the time of such assignment in compliance with the terms of the Collaboration Agreement.

7. Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) The Holder, by acceptance hereof, acknowledges that this Warrant and any Common Shares that may be issued upon exercise hereof are being acquired solely for the Holder’s own account, and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Common Shares that may be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Act and any applicable state securities laws. The Company is under no obligation to register any Common Shares that may be issued hereunder.

(b) Except as provided in paragraph (c) below, this Warrant and all certificates representing Common Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

(c) The restrictions imposed by this Section 7 upon the Transfer of this Warrant and any Common Shares issued upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or sold under and pursuant to Rule 144 promulgated under the Act, (B) if any Common Shares are delivered pursuant to Section 3(b) (x) six months from the date hereof (assuming the Company meets the requirements of Section (c)(1) of Rule 144 promulgated under the Act) or (y) one year from the date hereof (C) upon the Company’s receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Company, addressed to the Company to the effect that such restrictions are no longer required to ensure compliance with the Act. Whenever such restrictions shall cease and terminate as to any such securities, the holder thereof shall be entitled to receive from the Company (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), a new Warrant (or, in the case of Common Shares issued upon exercise of this Warrant already represented by stock certificates, new stock certificates or book entry shares) of like tenor not bearing the applicable legend required by paragraph (b) above relating to the Act and applicable state securities laws.

(d) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in Section 6 and this Section 7.

8. Adjustments. Subject to the expiration of this Warrant pursuant to Section 9, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows (provided, that, if more than one subsection of this Section is applicable to a single event, the subsection that produces the largest adjustment shall be applied, and no single event shall cause an adjustment under more than one subsection of this Section to the extent of any resulting duplication):

(a) Share Dividends; Subdivisions and Combinations. In case the Company shall (i) pay a dividend on its Common Shares in Common Shares, (ii) subdivide its outstanding Common Shares or (iii) combine its outstanding Common Shares into a smaller number of shares, then, in such an event, the Exercise Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Exercise Price will bear the same relation to the Exercise Price in effect immediately prior to any such event as the total number of Common Shares outstanding immediately prior to any such event shall bear to the total number of Common Shares outstanding immediately after such event. An adjustment made pursuant to this subsection (a), (A) shall become effective retroactively immediately after the record date in the case of a share dividend or (B) shall become effective immediately after the effective date in the case of a subdivision or combination. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $0.005 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $0.005 per share. In case the Company shall at any time issue Common Shares by way of dividend on any shares of the Company or subdivide or combine the outstanding shares of the Common Shares, said amount of $0.005 per share (as theretofore increased or decreased, if the same amount shall have been adjusted in accordance with the provisions of this paragraph) shall forthwith be proportionately increased in the case of a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same. Upon each adjustment of the Exercise Price pursuant to this subsection (a), the number of Underlying Shares shall be adjusted to the number of Common Shares, calculated to the nearest one hundredth of a share, obtained by multiplying the number of Underlying Shares immediately prior to such adjustment upon the exercise of this Warrant by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the new Exercise Price.

(b) Reorganizations. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein) in which the Common Shares are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Net Payment Amount that may be received upon exercise of the Warrant shall be equivalent to the dollar value of the consideration to which a holder of a number of Common Shares equal to the number of Underlying Shares would have been entitled to receive in such Reorganization minus the Exercise Price (and subject to the limitation in Section 3(a)(iii)), as determined in good faith by the Board of Directors of the Company or its successor. The Company or its successor in such Reorganization shall have the right to satisfy any exercise after any such Reorganization (x) pursuant to Section 3(b) by delivery of any shares, other securities or other property in the proportion received by other holders of Common Shares pursuant to such Reorganization or (y) pursuant to Section 3(c). Notwithstanding the foregoing, in the event that in any Reorganization, the consideration payable consists of common shares of the successor that are listed on a national or international stock exchange, then the successor in such Reorganization may elect to assume this Warrant such that the Underlying Shares are such common shares of the successor, and adjust the number of the Underlying Shares and the Exercise Price proportionately such that the net value of this Warrant immediately after the Reorganization is equivalent to the net value of this Warrant immediately prior to such Reorganization (as determined in good faith by the Board of Directors of such successor) (and taking into account Section 3(a)(iii)). In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company or the successor) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization.

(c) Reclassification. In case of any reclassification of the Common Shares (other than a change in par value of the Common Shares), the Underlying Shares after such reclassification shall be adjusted based upon the number of shares of stock or other securities to which a holder of the number of Common Shares equal to the number of Underlying Shares at the time of such reclassification would have been entitled to receive upon such reclassification , as determined in good faith by the Board of Directors of the Company or its successor (provided that the exercise of this Warrant shall always be subject to the provisions of Section 3 hereof. The subdivision or combination of Common Shares at any time outstanding into a greater or lesser number of shares of Common Shares shall not be deemed to be a reclassification of the Common Shares of the Company for the purposes of this subsection (c). In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such reclassification.

(d) Notice of Adjustment. Whenever the Exercise Price is adjusted as herein provided, the Company shall compute the adjusted Exercise Price in accordance with subsection (a) above and shall prepare a certificate signed by its principal financial officer or principal accounting officer setting forth the adjusted Exercise Price and showing in reasonable detail the method of such adjustment and the fact requiring the adjustment and upon which such calculation is based, and such certificate shall forthwith be forwarded to the Holder

9. Expiration of the Warrant. This Warrant shall expire and terminate and shall no longer be exercisable as of 5:00 p.m., Pacific time, on the earliest to occur of (i) the date that is the seventh anniversary of the date hereof; (ii) the termination under Section 7.2(ii) of the Collaboration Agreement by Holder pursuant to its terms; (iii) the termination under Section 7.2(ii) of the Collaboration Agreement by the Company pursuant to its terms; provided that such termination shall be followed by the permanent termination and shutdown of all or substantially all of the Company’s business relating to the ARM Server Products and the cessation of the sale of all ARM Server Products (including, without limitation, cessation of the sale of any ARM Server Products sold into market segments other than servers) as soon as is reasonably practicable after the delivery of such notice; or (iv) material breach by Holder of the Collaboration Agreement that is not cured (to the extent curable) within 30 days after notice of such breach by the Company (such date, the “Expiration Date”). Nothing in this Section 9 shall limit any remedies of any party under the Collaboration Agreement in accordance with the terms, and subject to the limitations, thereof.

10. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company, as such, in each case, until such time as, and to the extent, the Holder is deemed to be the holder of record of Common Shares issued upon exercise of this Warrant pursuant to Section 3(d).

11. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Holder as follows:

(a) Organization, Good Standing and Corporate Power. The Company is a company duly organized, validly existing and in good standing under the laws of Bermuda. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Warrant. Except as would not reasonably be expected to have a Material Adverse Effect (as defined below), each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. As used in this Warrant, a “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition, property, results of operations or prospects of the Company and its subsidiaries taken as a whole.

(b) Authorization. All corporate action on the part of the Company (including, without limitation, its Board of Directors, officers and stockholders) necessary to authorize the execution, delivery and performance of this Warrant by the Company has been taken. This Warrant constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Common Shares. The Underlying Shares have been duly reserved for issuance and, upon issuance in accordance with the terms of this Warrant, any Common Shares issued upon exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and issued free and clear of any lien, charge, security interest, pledge, or similar encumbrance. The offer, sale and issuance of this Warrant is not, and the offer, sale and issuance of any Common Shares upon exercise of this Warrant will not be, subject to and will not give rise to any preemptive rights or rights of first refusal with respect thereto. Subject to the accuracy of the Holder’s representations in Section 12, the offer, sale and issuance of this Warrant is, and the offer, sale and issuance of any Common Shares upon exercise of this Warrant will be, in compliance with all applicable federal and state securities laws.

(d) Governmental Consents and Filings. With the exception of any required filing of a Current Report on Form 8-K under the Exchange Act and the CFIUS Notice, no consent, approval, order, waiver, exemption or authorization of, registration, declaration, filing or qualification with, certification, notice, application or report to, any governmental authority, self-regulatory organization (including the Nasdaq Stock Market or any other applicable national securities exchanges) or any other third party is required on the part of the Company in connection with the execution and delivery of this Warrant or the offer, sale, and issuance of this Warrant or the issuance of any Common Shares upon exercise hereof.

(e) Compliance with Laws and Other Instruments. The execution, delivery and performance of this Warrant by the Company and the offer, sale and issuance of this Warrant and the issuance of any Common Shares upon exercise hereof do not and will not conflict with, result in a violation of or default under (with or without the passage of time and/or the giving of notice), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, (1) any provisions of the Company’s or any of its subsidiaries’ memorandum of association, bye-laws or other organizational documents, (2) any instrument, judgment, order, writ or decree of any court or governmental authority applicable to the Company or any of its subsidiaries or (3) any note, indenture, mortgage, lease, agreement, instrument or other contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, except in the case of clauses (2) and (3) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

12. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows as of the date hereof and as of the Exercise Date:

(a) No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d) Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Securities is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(g) Residency. Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is in the United Kingdom.

(h) Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available or resold in a transaction that is not subject to the Act. The Holder is aware of the provisions of Rule 144 promulgated under the Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things: if applicable, the availability of certain current public information about the Company and the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied.

(i) Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(j) Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits attached hereto and any other documents contemplated hereby and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(k) Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

13. Miscellaneous.

(a) Further Assurances. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. The Company will take all such commercially reasonable action as may be necessary to assure that any Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Shares may be listed.

(b) Amendments. Except as expressly provided herein (including, without limitation, Section 3(c) and Sections 8(a) through (d)), neither this Warrant nor any term hereof may be amended or waived other than by a written instrument referencing this Warrant and signed by (x) the Company and the Holder.

(c) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(d) Survival. The provisions of Section 7 shall survive any exercise of this Warrant solely with respect to any Common Shares issued upon such exercise.

(e) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address or electronic mail address as shown on the signature page hereto, as may be updated in accordance with the provisions hereof; or

(ii) if to the Company, to the attention of the Chief Administration and Legal Officer or Chief Financial Officer of the Company at the Company’s address or electronic mail address as shown on the signature page hereto, or at such other current address or electronic mail address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Stewart L. McDowell, Gibson, Dunn & Crutcher LLP, San Francisco, California 94109, email: smcdowell@gibsondunn.com

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one Business Day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five Business Days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by electronic mail, when sent (unless the sender receives a failure to deliver or other similar error message) if received prior to 5 p.m. on a business day in the place of receipt, otherwise on the next succeeding business day in the place of receipt.

(f) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of Bermuda, without regard to the conflicts of law provisions of Bermuda, or of any other state, that would apply the laws of any other jurisdiction.

(g) Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within Bermuda, in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of Bermuda for such persons.

(h) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(i) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(j) Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(k) Successors and Assigns. The rights and obligations of the Company set forth herein may not be assigned or delegated by the Company without the prior written consent of the Holder; provided that the Company shall assign this Warrant to any acquiror of the Company in a Change of Control that has assumed the Collaboration Agreement in accordance with its terms. Subject to the restrictions on transferability set forth in Sections 6 and 7 hereof, and the foregoing, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be enforceable by and binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.

(l) Determinations. Any determinations regarding calculations, adjustments or other similar matters under this Warrant shall be made by the Company (or, where indicated, its Board of Directors or that of its successor) and shall be binding on all parties absent manifest error.

(m) Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

(n) Entire Agreement. Except as expressly set forth herein, this Warrant and the Collaboration Agreement (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(Signature page follows)

The Company and the Holder have signed this Warrant as of the date stated on the first page.

Marvell Technology Group Ltd.

By:	/s/ Mitchell Gaynor
Name:	Mitchell Gaynor
Title:	Chief Administration and Legal Officer and Secretary

Address:
Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda
Attention: General Manager

Arm Limited

By:	/s/ Graham Budd
Name:	Graham Budd
Title:	President and Chief Operating Officer

Address:
110 Fulbourn Road Cambridge, CB1 9NJ England

Signature Page to Warrant to Purchase Common Shares of Marvell Technology Group Ltd.

EXHIBIT A

NOTICE OF EXERCISE

TO: Marvell Technology Group Limited (the “Company”)

Attention: General Counsel

(1)	Exercise. The undersigned elects to exercise the Warrant pursuant to, and subject to the limitations set forth in, the attached Warrant.

(2)	Representations. All representations and warranties of the undersigned set forth in Section 12 of the attached Warrant are true and correct as of the date hereof.

(3)

Consent to Receipt of Electronic Notice. Subject to the limitations under applicable law, in respect of any Common Shares issued upon exercise of this Warrant, the undersigned consents to the delivery of any notice to stockholders given by the Company by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission directed to the undersigned.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)